UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 9, 2007
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 —Regulation FD
Item 7.01 — Regulation FD Disclosure.
     During the Company’s scheduled earnings call on May 9, 2007, in which the Company discussed its results of operations for the three months ended March 31, 2007 and provided certain forward looking information, management indicated that the Company is commencing discussions with its lenders regarding amendments to the credit agreement governing the Company’s existing credit facilities. As indicated on the call, the Company expects that the anticipated amendments to the credit agreement will include, among other things, a modification to the covenant governing repurchases by the Company of its Class A Common Stock that would potentially allow the Company to repurchase an additional $100 million of such stock. Any modifications to the existing credit agreement are subject to ongoing negotiations with the Company’s lenders and to negotiation and execution of definitive documentation, and any decision to effect additional repurchases of the Company’s Class A Common Stock would be subject to a variety of factors, including, as further indicated on the call, obtaining approval of the Company’s board of directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Marty gausvik
	Name:	Marty Gausvik
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: May 9, 2007

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